UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2004

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Amendment No. 6 to Amended and Restated Credit Agr

Item 1.01. Entry into a Material Definitive Agreement

     Effective November 18, 2004, GenCorp Inc. (“GenCorp”) and the lenders party to GenCorp’s Amended and Restated Credit Agreement, dated as of October 2, 2002, as amended (the “Credit Agreement”), entered into Amendment No. 6 to the Credit Agreement (“Amendment No. 6”). Pursuant to the terms of Amendment No. 6 the Lenders consent to the recording by of (i) of certain “Declaration of Restrictions” (as defined in the Agreement Granting Right to Mine Aggregates between Aerojet and Granite Construction Company), and (ii) one or more “Deed Restrictions” (as defined in the Agreement Granting Right to Mine Aggregates between Aerojet and Granite Construction Company), which Declaration of Restrictions and Deed Restrictions shall be recorded against portions of certain real property owned by Aerojet-General Corporation and located in California.

     Some of the lenders or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business. In particular, The Bank of New York is the trustee under the indentures governing our outstanding 5¾% Convertible Subordinated Notes, 9½% Senior Subordinated Notes and 4% Contingent Convertible Subordinated Notes.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Amendment No. 6 to Amended and Restated Credit Agreement, Consent and Waiver

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

	By:	/s/ Mark A. Whitney

	Name:	Mark A. Whitney
	Title:	Vice President, Law;
Deputy General Counsel
and Assistant Secretary

Dated: November 22, 2004

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